SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              August 24, 2015
                              Date of Report
                    (Date of Earliest Event Reported)

                         CannaMED Enterprises, Inc.
           (Exact Name of Registrant as Specified in its Charter)

                    REDWOOD VALLEY ACQUISITION CORPORATION
           (Former Name of Registrant as Specified in its Charter)

Delaware                        000-55308                    47-2072746
(State or other           (Commission File Number)         (IRS Employer
jurisdiction                                            Identification No.)
of incorporation)
                            391 East Brown Street
                      Stroudsburg, Pennsylavnia 19301
                  (Address of Principal Executive Offices)

                              (949) 673-4510
              (Registrant's telephone number, including area code

ITEM 3.02   Unregistered Sales of Equity Securities

       On August 25, 2015 CannaMED Enterprises, Inc. (formerly Redwood Valley Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 85.7% of the total outstanding 3,500,000 shares of common stock as follows:

                 3,000,000      Mikhail J. Artamonov, MD

       With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On August 24, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 11, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to consult with or effect a business combination with a private company to develop as medical cannabis industry innovators, utilizing the Company's team of healthcare and business professionals to start and/or source, research, evaluate and purchase products and companies. The Company will strive to develop environmentally friendly and economically sustainable business within the swiftly developing medical cannabis industry. The Company envisions to initially enter into joint ventures or acquire partial ownership in:

    a laboratory for medical cannabis testing, a pharmacy to perform research; a pharmacy to perform research and development of the newest medical cannabis formulations;
    a clinical practice to establish the network dispensaries;
    a packaging company;
    a research facility; and
    real estate to establish the foundation for the growing network

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On August 24, 2015 James M. Cassidy resigned as the Registrant's president, secretary and director and James McKillop resigned as the Registrant's vice president and director.

    On August 24, 2015, Mikhail J. Artamonov, MD, was elected director of the Registrant and appointed to serve as President, Secretary, and Treasurer of the Registrant.

    Mikhail J. Artamonov, MD, serves as the sole officer and director of the Registrant. Dr. Artamonv received his M.D. in General Medicine from the 1st Moscow Medical Sechenov School, Russia in 1994 and was a resident in the Combined Residency Training Program for Rehabilitation, Pain and Complementary Medicine from 1994 to 1997 at the 1st Moscow Medical Sechenov School, Russia and Hanover Medical University, Germany. From 1997 to 1999, Dr. Artamonov was a clinical and research fellow in psychotherapy at the 1st Moscow Medical Sechenov School, Russia and from 1999 to 2000 was at the Internship Training Program in Internal Redicine-Primary Care at the Brooklyn Jewish Hospital,
New York. From 2000 to 2003 Dr. Artamonov was in the Residency Training Program for Physical Medicine and Rehabilitation at Temple University and from 2003 to 2004, Dr. Artamonov was a Clinical Fellow at the Harvard Medical School Combined Pain Fellowship and working in Acute, Chronic and Cancer Pain in Adults and Children at Brigham and Women's Hospital, Boston, Beth Israel Deaconess Medical Center, Boston, Boston Children's Hospital and Dana Farber's Cancer Center, Boston. From 2009 to 2014, Dr. Aramonov was an Advanced Fellow in the Fellowship in Anti-Aging, Regenerative & Functional Medicine. From 2011 to the present, Dr. Artamonov has served as CEO and President of MJA Healthcare Network, a multispecialty healthcare system consisting of over 15 entities.
Dr. Artamonov is Board Certified in Brain Injury Medicine, Anti-Aging and Functional Medicine, and Pain Medicine. Dr. Artamonov has published books including "Pot Luck: Why Marijuana is Today's Medicine" (2015), "Integrative Interventional Pain Management" (2014), "Your Health, Your Weight, Your Life"
(2012) and "Health is Everything: Patients, Practitioners and Good Medicine"
(2011).

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             CANNAMED ENTERPRISES, INC.

                             /s/ Mikhail J. Artamonov
                                 President



Date: August 26, 2015